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                                                                     EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of January 6, 1999, by and among CyberCash, Inc., a Delaware corporation, with headquarters located at 2100 Reston Parkway, 3rd Floor, Reston, Virginia 20191 ("COMPANY"), and each of the purchasers set forth on the signature pages hereto (the "BUYERS").

      WHEREAS:

                  a. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

                  b. The Company has authorized the issuance to the Buyers of 914,634 units (the "UNITS"), each Unit consisting of (i) one share of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), and (ii) one detachable warrant in the form attached hereto as EXHIBIT "A" (each a "WARRANT" and, collectively, the "WARRANTS") to purchase .75 shares of Common Stock (subject to adjustment as provided in the Warrants), for a per Unit purchase price of $16.40. The shares of Common Stock which are included in the Units, together with any shares of Common Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto are hereinafter referred to as the "COMMON SHARES." The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are hereinafter collectively referred to as the "WARRANT SHARES." The Common Shares, the Warrants and the Warrant shares are sometimes hereinafter collectively referred to as the "SECURITIES."

                  c. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, an aggregate of 914,634 Units for an aggregate purchase price of Fifteen Million Dollars ($15,000,000).

                  d. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, the number of Units as is set forth immediately below its name on the signature pages hereto; and

                  e. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT "B" (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW, THEREFORE, the Company and each of the Buyers severally (and not jointly) hereby agree as follows:


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            a.    PURCHASE AND SALE OF UNITS.

                  (a) PURCHASE OF UNITS. The Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of Units as is set forth immediately below such Buyer's name on the signature pages hereto. The issuance, sale and purchase of the Units shall take place at two (2) closings, the first of which is hereinafter referred to as the "FIRST CLOSING" and the second of which is hereinafter referred to as the "SECOND CLOSING". The aggregate number of Units to be issued at the First Closing is 609,756 for an aggregate purchase price of Ten Million Dollars ($10,000,000) and the aggregate number of Units to be issued at the Second Closing is 304,878 for an aggregate purchase price of Five Million Dollars ($5,000,000).

                  (b) FORM OF PAYMENT. On each Closing Date (as defined below),
(i) each Buyer shall pay the purchase price for the Units to be issued and sold to it at the applicable Closing (as defined below) (the "PURCHASE PRICE") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates and Warrants representing such number of Units which such Buyer is purchasing and (ii) the Company shall deliver such certificates and Warrants representing such Units duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

                  (c) CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 7 and Section 8 below, the date and time of the issuance and sale of the Units pursuant to this Agreement (the "CLOSING DATE") shall be (i) in the case of the First Closing, 12:00 noon Eastern Standard Time on January 6, 1999 and (ii) in the case of the Second Closing, as soon as practicable (but no less than two (2) business days) following the satisfaction (or waiver) of the conditions to such closing set forth in Section 8(b) below, or such other mutually agreed upon time. Each Closing shall occur on the applicable Closing Date at the offices of Hogan & Hartson, L.L.P., or at such other location as may be agreed to by the parties.

            b. BUYERS' REPRESENTATIONS AND WARRANTIES. Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

                  (a) INVESTMENT PURPOSE. The Buyer is purchasing the Securities for its own account and not with a present view towards the public sale or distribution thereof. Pursuant to Section 2(a) of the Registration Rights Agreement, the Company has agreed to file a Registration Statement (as defined in the Registration Rights Agreement) for the resale of the Common Shares and the Warrant Shares, and further acknowledges that the Buyer may sell the Common Shares and the Warrant Shares in accordance therewith.

                  (b) ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR").



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                  (c) RELIANCE ON EXEMPTIONS. The Buyer understands that the
Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                  (d) INFORMATION. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk and that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Buyer has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.

                  (e) GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  (f) TRANSFER OR RESALE. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) subsequently included in an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor or (d) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any



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exemption thereunder (in each case, other than pursuant to the Registration
Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement in the ordinary course of the Buyer's business provided that such Buyer concludes that such pledge is exempt from the registration requirements under the 1933 Act.

                  (g) LEGENDS. The Buyer understands that the Warrants and, until such time as the Common Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Common Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

            The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such Security is sold or transferred or (c) such holder provides the Company with reasonable assurances that such Security may be sold pursuant to Rule 144 under the 1933 Act and that such sale has been effected in accordance with the provisions of such Rule. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                  (h) AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

                  (i) RESIDENCY. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.



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                  (j) NO GENERAL SOLICITATION.  The Buyer has not been
offered the Securities by any form of general solicitation or general advertising.

                  (k) NASDAQ RULE 4460(i). The Buyer acknowledges that the Company will be unable to issue Common Stock in excess of 19.99% of the Company's currently outstanding Common Stock upon issuance of the Common Shares pursuant to the terms hereof or upon exercise of the Warrants, in the absence of: (i) the approval of the issuance of the Common Shares and Warrant Shares by the Company's stockholders; (ii) a waiver by The Nasdaq Stock Market of the provisions of Nasdaq Marketplace Rule 4460(i) ("Rule 4460(i)"); or (iii) the provisions of Rule 4460(i) no longer being applicable to the Company, including where the Common Stock of the Company is no longer listed on the Nasdaq Stock Market or other securities exchange or quotation system which requires stockholder approval for issuances similar to those required by Rule 4460(i).

            c. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that:

                  (a) ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or
(iii) on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "SUBSIDIARIES" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest and in which such ownership interest entitles the Company to elect a majority of the Board of Directors or similar governing body.

                  (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Common Shares and the Warrants and the issuance and reservation for issuance of the Warrant Shares issuable upon exercise thereof)



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have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required (except as contemplated hereby), (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock of which 19,126,603 shares are issued and outstanding, 3,793,686 shares are reserved for issuance pursuant to the Company's stock option plans, 708,400 shares are reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock and 1,371,952 (2x currently required) shares are reserved for issuance upon exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below); and (ii) 5,000,000 shares of preferred stock, none of which is issued or outstanding and of which 300,000 are designated as Series E Junior Participating Preferred Stock, none of which is issued or outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SCHEDULE 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries,
(ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and
(iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Common Shares, the Warrants, or the Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

                  (d) ISSUANCE OF SHARES. The Common Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The Warrant Shares are duly authorized and reserved for issuance, and, upon and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid



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and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

                  (e) ACKNOWLEDGMENT OF DILUTION. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Warrant Shares upon exercise of the Warrants. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  (f) [INTENTIONALLY OMITTED]

                  (g) NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Common Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws and the rules and regulations of the Nasdaq National Market ("NASDAQ"), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency or self regulatory organization in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants in accordance with the terms



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hereof or thereof. Except as disclosed in SCHEDULE 3(g), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of Nasdaq and does not reasonably anticipate that the Common Stock will be delisted by Nasdaq in the foreseeable future. The Company is unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing.

                  (h) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  (i) ABSENCE OF CERTAIN CHANGES. Except for losses incurred in the ordinary course of business that have been publicly disclosed prior to the date hereof or as set forth on SCHEDULE 3(i) hereof, since December 31, 1997, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its



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

Subsidiaries. For purposes of this Section 3(i), the terms "material adverse change" and "material adverse development" shall exclude continuing losses that are consistent with the Company's historical losses.

                  (j) ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that could have a Material Adverse Effect. SCHEDULE 3(j) contains a complete list and summary description of any pending or threatened proceeding against the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect.

                  (k) PATENTS, COPYRIGHTS, ETC. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent rights, inventions, know-how, trade secrets, trademarks, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3(k) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3(k) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

                  (l) NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                  (m) TAX STATUS. Except as set forth on SCHEDULE 3(m), the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all



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

taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on
SCHEDULE 3(m), none of the Company's tax returns is presently being audited by any taxing authority.

                  (n) CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 3(n) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (o) DISCLOSURE. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is, taken as a whole, true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the transactions contemplated hereby, no event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                  (p) ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers' purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                  (q) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq Stock Market.

                  (r) NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                  (s) PERMITS; COMPLIANCE. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits or any law or regulation, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. During the period commencing on December 31, 1996 and ending on the date hereof, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

                  (t)   ENVIRONMENTAL MATTERS.

                        (i) Except as set forth in SCHEDULE 3(t), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                        (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

                        (iii) Except as set forth in SCHEDULE 3(t), there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

                  (u) TITLE TO PROPERTY. The Company and its Subsidiaries own no real property and have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(u) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

                  (v) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (w) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  (y) SOLVENCY. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

            4.    COVENANTS.

                  (a) BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 7 and 8 of this Agreement.

                  (b) FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date with respect to the First Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

                  (c) REPORTING STATUS; ELIGIBILITY TO USE FORM S-3. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

                  (d) USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Common Shares and the Warrants for working capital and to fund acquisitions and strategic investments. Pending such uses, the Company will invest the proceeds in short-term and investment-grade securities.

                  (e) ADDITIONAL EQUITY CAPITAL. Subject to the exceptions described below, the Company will not, without the prior written consent of Rose Glen Capital Management, L.P., negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (A) the issuance of Common Stock (whether upon conversion or exercise of a security convertible into or exercisable for Common Stock) at a discount to the market price of the Common Stock on the date of issuance thereof or, in the case of a security convertible into or exercisable for Common Stock, the date of issuance of such convertible security (taking into account the value of any warrants or options to acquire Common Stock issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock during the period (the "LOCK-UP PERIOD") beginning on the Closing Date with respect to the First Closing and ending one hundred eighty (180) days from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (plus any days in which sales cannot be made thereunder) (the limitations referred to in this sentence are collectively referred to as the "CAPITAL RAISING LIMITATIONS"). The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act) or (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the stockholders of the Company.

                  (f) EXPENSES. The Company shall reimburse Rose Glen Capital Management, L.P. ("ROSE GLEN") for all expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses. The Company's obligation to reimburse Rose Glen's expenses under this Section 4(f) shall be limited to Thirty Thousand Dollars ($30,000), of which Ten Thousand Dollars ($10,000) was advanced previously.

                  (g) FINANCIAL INFORMATION. The Company agrees to send the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities:

(i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

                  (h) RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the outstanding Warrants and issuance of the Warrant Shares in connection therewith (based on the Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrants without the consent of each Buyer. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than two (2) times the number that is then actually issuable upon full exercise of the Warrants (based on the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Warrant Shares issued and issuable upon exercise of the Warrants (based on the Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

                  (i) LISTING. The Company shall use its best efforts to promptly secure the listing of the Common Shares and the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Shares and Warrant Shares from time to time issuable upon exercise of the Warrants. The Company will obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on Nasdaq, Nasdaq SmallCap, the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from Nasdaq and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

                  (j) CORPORATE EXISTENCE. So long as a Buyer beneficially owns any Common Shares or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

                  (k) NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

            5. OTHER AGREEMENTS. The Company and the Buyer hereby agree as follows:

                  (a) REPURCHASE EVENTS. If any of the following events (each, a "REPURCHASE EVENT") shall occur during the period in which any Buyer (or any permitted assignee of any such Buyer's rights hereunder) beneficially owns any Common Shares:

                      (i) The Company (A) fails to issue Warrant Shares to the holders of Warrants upon exercise thereof in accordance with the terms of the Warrants (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by Section 3(b) of the Warrants and the Company is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), (B) fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for Warrant Shares issued to the holders of Warrants upon exercise thereof as and when required by this Agreement, the Warrants and the Registration Rights Agreement, (C) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any Common Shares or Warrant Shares issued to the holders as and when required by this Agreement, the Warrants or the Registration Rights Agreement or
(D) fails to fulfill its obligations pursuant to Sections 4(c), 4(e), 4(h), 4(i), 4(j) or 6 of this Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Company shall have been notified thereof in writing by any holder of Securities;

                      (ii) The Company fails to obtain effectiveness with the SEC prior to June 30, 1999 (or, in the event (A) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 is reviewed by the SEC or (B) following the filing of the Form 10-K, the Company is informed by the SEC that the Registration Statement (as defined in the Registration Rights Agreement) will be reviewed by the SEC, August 31, 1999) of the Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement required pursuant to Section 3(b) of the Registration

Rights Agreement within one hundred twenty (120) days after the date the Company reasonably first determined (or reasonably should have determined) the need therefor, or any such Registration Statement, after its initial effectiveness, lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder (whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or more than sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

                      (iii) The Company or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

                      (iv) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any Subsidiary;

                      (v) The Company shall fail to maintain the listing of the Common Stock on Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX; or

                      (vi) The Company shall consummate a sale, conveyance or disposition of all or substantially all of its assets, or a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other person or persons when the Company is not the survivor;

then, upon the occurrence and during the continuation of any Repurchase Event specified in subparagraphs (i), (ii), (v) or (vi), at the option of the holders of at least 50% of the then outstanding Common Shares by written notice (the "REPURCHASE NOTICE") to the Company of such Repurchase Event (which Repurchase Notice must be delivered within ten (10) business days after the occurrence of the Repurchase Event in the case of a Repurchase Event specified in subparagraph
(vi)), or upon the occurrence of any Repurchase Event specified in subparagraphs
(iii) or (iv), the Company shall purchase each holder's outstanding Common Shares for an amount equal to the greater of (1) 120% of the product of (x) the number of outstanding Common Shares then held by such holder, multiplied by (y) $16.40 (subject to adjustment for stock splits, stock dividends and similar transactions) and (2) the "parity value" of the Common Shares to be repurchased, where parity value means the product of (a) the number of Common Shares to be repurchased multiplied by (b) the highest Closing Price (as defined below) for the Common Stock during the period beginning on the date of first occurrence of the Repurchase Event and ending one day prior to date of payment (the "REPURCHASE DATE") of the Repurchase Amount (the greater of such amounts being referred to as the "REPURCHASE AMOUNT"); provided, however, that the Repurchase Amount to be paid in the event of a Repurchase Event specified in subparagraph (vi) shall be limited to clause (1) of this sentence and, provided further, that in the case of a Repurchase Event specified in clause (A) of subparagraph (i), the Repurchase Notice shall be given at the option of the holders of at least 50% of the then outstanding Warrants and the Company's repurchase obligation shall only be with respect to the Common Shares held by such holders of Warrants. The Repurchase Amount shall be payable by the Company within five (5) business days after (x) receipt by the Company of the Repurchase Notice in the event of the occurrence of a Repurchase Event specified in subparagraphs (i), (ii), (v) or (vi), or (y) the occurrence of a Repurchase Event specified in subparagraphs (iii) or (iv). "CLOSING PRICE," as of any date, means the last sale price of the Common Stock on Nasdaq as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in interest of the Common Shares and the Company ("BLOOMBERG") or, if Nasdaq is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the outstanding Common Shares. If the Company fails to pay the Repurchase Amount within five (5) business days of the date that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Common Shares shall have the right at any time, so long as the Repurchase Event continues, to require the Company, upon written notice, to immediately issue, in lieu of paying the Repurchase Amount, such number of additional shares of Common Stock of the Company (valued at the Closing Price then in effect) necessary to increase the value of the Common Shares held by such holder (which Common Shares for purposes of this Section 5(a) shall be valued at the Closing Price) to an amount equal to the Repurchase Amount. The occurrence of a Repurchase Event shall in no way effect any outstanding Warrants, which Warrants shall remain outstanding and exercisable in accordance with their terms; provided, however, that following the occurrence of a Repurchase Event specified in subparagraph (vi) above, any Warrants held by any holder of Common Shares whose Common Shares are repurchased pursuant to the provisions of this Section 5(a) shall be immediately canceled upon the receipt by such holder of the Repurchase Amount.

                  (b) TRADING MARKET REPURCHASE. If the Warrants (or portion thereof) cease to be exercisable by any holder as a result of the limitations described in Section 3(f) of the Warrants (a "TRADING MARKET REPURCHASE EVENT"), and the Company has not prior to, or within forty-five (45) days of, the date that such Trading Market Repurchase Event arises, (i) obtained the Stockholder Approval (as defined in the Warrants) or (ii) eliminated any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Maximum Share Amount (as defined in the Warrants), then the Company shall be obligated to repurchase immediately all of the Common Shares then outstanding in accordance with this Section 5(b). An irrevocable repurchase notice (the "TRADING MARKET REPURCHASE NOTICE") shall be delivered promptly to the holders of Warrants at their registered address appearing on the records of the Company and shall state (i) that the Maximum Share Amount (as defined in the Warrants) has been issued upon exercise of the Warrants, (ii) that the Company is obligated to repurchase all of the Common Shares then outstanding and (iii) the Repurchase Date, which shall be a date within five (5) business days of the earlier of (a) the date of the Trading Market Repurchase Notice or (b) the date on which the holders of the Warrants notify the Company of the occurrence of a Trading Market Repurchase Event. On the Repurchase Date, the Company shall make payment in cash of the Repurchase Amount (as defined in Section 5(a) above) with respect to all of the Common Shares then outstanding. In the event of a Trading Market Repurchase Event, all outstanding Warrants shall be immediately canceled upon payment of the Repurchase Amount.

            6. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Common Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Common Shares and Warrant Shares under the 1933 Act or the date on which the Common Shares and Warrant Shares, as applicable, may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Common Shares and Warrant Shares, prior to effectiveness of the registration statement relating to the Common Shares and Warrant Shares under the 1933 Act or the date on which the Common Shares and Warrant Shares, as applicable, may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 6 shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company, that registration of the resale by such Buyer of any of the Securities is not required under the 1933 Act or
(ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Common Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Buyer.

            7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Units to a Buyer at each of the First Closing and the Second Closing, as applicable, is subject to the satisfaction, at or before the Closing Date in respect of each Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  (a)   With respect to the First Closing and the Second
                        Closing:

                        (i) The applicable Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

                        (ii) The applicable Buyer shall have delivered the Purchase Price for the Units which it is purchasing in accordance with Section 1(b) above.

                        (iii) The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to such Closing Date.

                        (iv) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

            8. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Units at each of the First Closing and the Second Closing, as applicable, is subject to the satisfaction, at or before the Closing Date in respect of such Closing, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                  (a)   With respect to the First Closing and the Second
                        Closing:

                        (i) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

                        (ii) The Company shall have delivered to such Buyer duly executed certificates (in such denominations as the Buyer shall request) representing the Common Shares and duly executed Warrants in accordance with
Section 1(b) above.

                        (iii) The Irrevocable Transfer Agent
Instructions, in form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

                        (iv) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                        (v) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                        (vi) The Common Shares and the Warrant Shares, as permitted by Nasdaq, shall have been authorized for quotation on Nasdaq and trading in the Common Stock on Nasdaq shall not have been suspended by the SEC or Nasdaq.

                        (vii) The Buyer shall have received an opinion of the Company's counsel, dated as of the applicable Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as EXHIBIT "C" attached hereto.

                  (b)   With respect to the Second Closing:

                        (i) The registration statement(s) filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) issued or issuable at the First Closing and the Second Closing shall have been declared effective by the SEC and no stop order shall have been issued in respect thereof.

                        (ii) No Repurchase Event shall have occurred and be continuing.

            9. STANDSTILL AGREEMENT. Except as otherwise expressly contemplated by this Agreement, the Warrants or the Registration Rights Agreement, or the terms of any other security or instrument issued by the Company to any Buyer, or as may be otherwise necessary to enforce any such Buyer's rights or remedies under this Agreement, the Warrants or the Registration Rights Agreement, or any other security or instrument issued by the Company to any Buyer, each Buyer agrees that, for a period beginning on the date hereof and ending twelve (12) months following the date on which it no longer owns any Securities, it will not, directly or indirectly (unless in any such cases specifically invited in writing to do so by the Board of Directors of the Company), do any of the following:

                  (a) except as acquired pursuant to or otherwise contemplated by this Agreement and the Warrants or as a result of any stock split, stock dividend or similar recapitalization by the Company, acquire, offer to acquire, or agree to acquire by purchase or otherwise, individually or by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (any such act, to "acquire"), any securities of the Company entitled to vote, or securities convertible into or exercisable or exchangeable for such securities (collectively, "VOTING SECURITIES") if, after such acquisition, the Buyer would beneficially own 10% or more of the total combined voting power of the Company's Voting Securities then outstanding;

                  (b) form, join, participate in or encourage the formation of a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Voting Securities;

                  (c) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company, or initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other person to initiate any stockholder proposal;

                  (d) deposit any Voting Securities into a voting trust or subject them to any voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

                  (e) otherwise act, directly or indirectly, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of the Company, or solicit, propose, seek to effect or negotiate with any other person with respect to any form of business combination transaction with the Company or any affiliate thereof, or any restructuring, recapitalization or similar transaction with respect to the Company or any affiliate thereof, or announce or disclose an intent, purpose, plan or proposal with respect to the Company or any voting securities inconsistent with the provisions of this Agreement, including an intent, purpose, plan or proposal that is conditioned on or would require the Company to waive the benefit of or amend any provision of this Agreement, or assist, participate in, facilitate or encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing;

                  (f) encourage or render advice to or make any recommendation or proposal to any person, or directly or indirectly participate, aid and abet or otherwise induce any person to engage in any of the actions prohibited by this Section 9 or to engage in any actions inconsistent with such prohibitions; and

                  (g) take any actions which would require that a filing be made under the Hart-Scott-Rodino Anti-trust Improvements Act of 1976 without providing the Company with fifteen (15) days advance notice.

            10.   GOVERNING LAW; MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in Delaware with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

                  (b) COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  (f) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular

United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                        CyberCash, Inc.
                        2100 Reston Parkway
                        3rd Floor
                        Reston, Virginia 20191
                        Attention: Chief Financial Officer
                        Facsimile: (703) 264-5928

                  With copy to:

                        Hogan & Hartson, L.L.P.
                        111 South Calvert Street
                        Suite 1600
                        Baltimore, Maryland 21202
                        Attention: Michael J. Silver, Esq.
                        Facsimile: (410) 539-6981

      If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

      Each party shall provide notice to the other party of any change in address.

                  (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent, in the case of the Company, shall not be unreasonably withheld). Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to (i) any of its "affiliates," as that term is defined under the 1934 Act or (ii) any person that purchases at least 25% of the Common Shares originally purchased by such Buyer in a private transaction, without the consent of the Company; provided, however, that the rights set forth in Section 4(e) may not be assigned.

                  (h) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (i) SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5, 6 and 9 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the

Buyers. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

                  (j) PUBLICITY. The Company and each of the Buyers shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Nasdaq or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, Nasdaq or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

                  (k) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (l) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  (m) REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions hereunder, that the Buyers shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.




                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

CYBERCASH, INC.


By:   /s/ James J. Condon
   -----------------------------------
      James J. Condon
      Chief Financial Officer

RGC INTERNATIONAL INVESTORS, LDC
By:   Rose Glen Capital Management, L.P., Investment Manager
      By:   RGC General Partner Corp., as General Partner

By:   /s/ Wayne D. Block
   -----------------------------------
      Wayne D. Bloch
      Managing Director

RESIDENCE:   Cayman Islands

ADDRESS:

      c/o Rose Glen Capital Management, L.P.
      3 Bala Plaza East, Suite 200
      251 St. Asaphs Road
      Bala Cynwyd, PA  19004
      Facsimile:  (610) 617-0570
      Telephone:  (610) 617-5900

AGGREGATE SUBSCRIPTION AMOUNT:

      First Closing
      -------------
      Number of Units:                                                   406,707
      Number of Common Shares:                                           406,707
      Number of Warrants:                                                305,030
      Aggregate Purchase Price:                                     $  6,670,000

      Second Closing
      --------------

      Number of Units:                                                   203,049
      Number of Common Shares:                                           203,049
      Number of Warrants:                                                152,287
      Aggregate Purchase Price:                                     $  3,330,000

HALIFAX FUND, L.P.

By:   The Palladin Group L.P., as attorney-in-fact
      By:   Palladin Capital Management LLC,
            its general partner

By:   /s/ Jeffrey Devers
   -----------------------------------
      Jeffrey Devers
      President

RESIDENCE:  Cayman Islands

ADDRESS:

      c/o The Palladin Group L.P.
      40 West 57th Street
      New York, NY 10019
      Facsimile:  (212) 698-0563
      Telephone:  (212) 698-0540

AGGREGATE SUBSCRIPTION AMOUNT:

First Closing:
-------------
      Number of Units:                                                   203,049
      Number of Common Shares:                                           203,049
      Number of Warrants:                                                152,287
      Aggregate Purchase Price:                                     $  3,330,000

      Second Closing
      --------------

      Number of Units:                                                   101,829
      Number of Common Shares:                                           101,829
      Number of Warrants:                                                 76,372
      Aggregate Purchase Price:                                     $  1,670,000